Exhibit 10.15

EXECUTION VERSION

AMENDMENT AGREEMENT NO. 4

AMENDMENT AGREEMENT NO. 4, dated as of December 9, 2013 (this “Amendment”), by and among BLUE PET PRODUCTS, INC., a Delaware corporation (“Holdings”), BLUE BUFFALO COMPANY, LTD., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the existing Lenders (the “Existing Lenders”) under, and as defined in, the Credit Agreement (as hereinafter defined) party hereto, and CITIBANK, N.A. (“Citibank”), as the Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of August 8, 2012 (as amended by Amendment No. 1, dated as of December 6, 2012, Amendment No. 2 dated as of February 15, 2013, Amendment No. 3, dated as of February 15, 2013 and as the same may be further amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Holdings, the Lenders from time to time party thereto, Citibank in its capacities as the Administrative Agent, Swingline Lender and an Issuing Bank under the Credit Agreement (capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to such terms in the Credit Agreement) and the other financial institutions party thereto;

WHEREAS, on the date hereof, the Borrower, Holdings, the Administrative Agent and the Lenders party hereto desire to amend the Credit Agreement pursuant to amendments authorized by Section 2.20 of the Credit Agreement to create the Term B-3 Loans (as defined in Section 1 hereto), the proceeds of which will be used to repay in full the outstanding principal amount of the Term B-2 Loans in accordance with Section 2.11(b) (such transactions, the “Term Loan Repricing”);

WHEREAS, upon the effectiveness of this Amendment, each Initial Term Lender and Incremental Term B-2 Lender that shall have executed and delivered a consent to this Amendment substantially in the form of Exhibit A hereto (a “Consent”) indicating the “Cashless Settlement Option” (each, a “Cashless Option Lender”) shall be deemed to have exchanged all of its Term B-2 Loans in the same aggregate principal amount as such Term Lender’s Term B-2 Loans as of the Amendment No. 4 Effective Date and prior to giving effect to this Amendment, and such Term B-2 Lenders shall thereafter become Term B-3 Lenders (as defined in Section 1 hereto) in accordance with the provisions hereof; and

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the consent of the Required Lenders is required for the effectiveness of certain of the amendments to the Credit Agreement set forth in this Amendment, and such Required Lenders have agreed to consent to such amendments.

NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Amendment. Effective on the Amendment No. 4 Effective Date and subject to the satisfaction of the terms and conditions set forth herein:

(a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical location:

“Amendment No. 4” shall mean Amendment No. 4 to this Agreement, dated as of December 9, 2013.

“Amendment No. 4 Effective Date” shall mean December 9, 2013, the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 4 have been satisfied or waived and the Term B-3 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(e)(i), as applicable.

“Cashless Option Lender” shall mean each Term B-2 Lender that has executed and delivered a Consent to Amendment No. 4 indicating the “Cashless Settlement Option.”

“Consent” shall mean a consent to Amendment No. 4 substantially in the form of Exhibit A attached thereto.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Debt as of the last day of the most recently ended Test Period on or prior to such date of determination less (ii) the Unrestricted Cash of the Borrower and its Restricted Subsidiaries on such date not to exceed $40,000,000 to (b) Consolidated EBITDA for such Test Period, in each case for the Borrower and its Restricted Subsidiaries.

“Jasper County Industrial Revenue Bond” means the $55.0 million aggregate principal amount of taxable industrial revenue bonds issued under that certain Trust Indenture dated October 1, 2013 between Jasper County, Missouri and UMB Bank, N.A., as trustee.

“Non-Exchanging Term Lender” shall mean each Term B-2 Lender, as the case may be, that (i) did not execute and deliver a Consent on or prior to the Amendment No. 4 Effective Date or (ii) is a Post-Closing Option Lender.

“Post-Closing Option Lender” shall mean each Term B-2 Lender that executed and delivered a Consent to Amendment No. 4 indicating the “Post-Closing Settlement Option.”

“Term B-3 Commitment” shall mean the Term B-3 Exchange Commitments. After giving effect to Amendment No. 4, on the Amendment No. 4 Effective Date, the aggregate amount of the Term B-3 Commitments shall be $396,007,500.02.

“Term B-3 Exchange Commitment” shall mean, with respect to a Term B-2 Loan, the agreement of such Term B-2 Lender, as the case may be, to exchange its Term Loans for an equal aggregate principal amount of Term B-3 Loans on the Amendment No. 4 Effective Date, as evidenced by such Term B-2 Lender executing and delivering its Consent and indicating the “Cashless Settlement Option.”

“Term B-3 Lender” shall mean, collectively, (i) on the Term B-3 Effective Date, each Term Lender that executes and delivers a Consent (and indicates the “Cashless Settlement Option”) prior to the Amendment No. 4 Effective Date and (ii) thereafter, each Lender with an outstanding Term B-3 Loan.

“Term B-3 Loan” shall mean the Term B-2 Loans exchanged for a like principal amount of Term B-3 Loans pursuant to Section 2.01(e)(i) on the Amendment No. 4 Effective Date.

“Term B-3 Maturity Date” means the Initial Term Maturity Date.

(b) Each of the following definitions set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a)(i) the Eurocurrency Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) in the case of the Term B-3 Loans only, 1.00%.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (c) the Eurocurrency Rate determined pursuant to clause (b) of the definition thereof on such date (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1% and (d) in the case of the Term B-3 Loans only, 2.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date (including through the conversion of Term B-2 Loans into Term B-3 Loans in connection with Amendment No. 4) and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Incremental Amendment” means an Incremental Term Facility Amendment or an Incremental Revolving Facility Amendment and, for the avoidance of doubt, shall include Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4.

“Incremental Term Commitment” has the meaning assigned to such term in Section 2.20(a) and, for the avoidance of doubt, shall include the Incremental Term B-1 Commitment, Term B-2 Commitment and Term B-3 Commitment.

“Incremental Term Facility” means each tranche of Incremental Term Loans established pursuant to Section 2.20 and, for the avoidance of doubt, shall include the Incremental

Term B-1 Facility, the Term B-2 Commitments, the Term B-2 Loans, the Term B-3 Commitments and the Term B-3 Loans (which Term B-3 Loans have been established pursuant to the clause (i) of the proviso to clause (A) of Section 2.20(a)).

“Incremental Term Facility Closing Date” has the meaning assigned to such term in Section 2.20(b)(iii) and, for the avoidance of doubt, shall include the Amendment No. 1 Effective Date, Amendment No. 2 Effective Date, Amendment No. 3 Effective Date and Amendment No. 4 Effective Date.

“Incremental Term Loans” has the meaning assigned to such term in Section 2.20(a) and, for the avoidance of doubt, shall also include the Incremental Term B-1 Loans, Term B-2 Loans and Term B-3 Loans.

“Repricing Transaction” means (a) the incurrence by the Borrower of any Indebtedness (including any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Term B-3 Term Loans into a new Class of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks, financial institutions or other investors in financings similar to the credit facilities provided for in this Agreement (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Term B-3 Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with a Change in Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B-3 Loans or (b) any effective reduction in the Effective Yield for the Term B-3 Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Change in Control. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Term B-3 Loans.

(c) Clause (a) of the definition of “Applicable Rate” is hereby amended by replacing clause (a) thereof with the following:

“(a) With respect to any Term B-3 Loans, the applicable rate per annum set forth below, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 5.01(d); provided that, for purposes of this clause (a), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) as of and for the first full fiscal quarter ended after the Amendment No. 4 Effective Date, the Applicable Rate shall be based on the rates per annum set forth in Category 1:

Consolidated Total Leverage Ratio	ABR Spread for Term B-3 Loans	Eurocurrency Spread for Term B-3 Loans

Category 1 Greater than or equal to 2.00 to 1.00	2.00%	3.00%

Category 2 Less than 2.00 to 1.00	1.75%	2.75%

;”

(d) Section 2.01 of the Credit Agreement is hereby amended by replacing the word “and” immediately preceding clause (d) of such section with a “,” and adding a new clause (e) as follows at the end of the first sentence of such section:

“and (e)(i) each Cashless Option Lender agrees to exchange its Term B-2 Loans, as applicable, for a like principal amount of Term B-3 Loans on the Amendment No. 4 Effective Date, (ii) the Term B-3 Loans are established pursuant to the clause (i) of the proviso to clause (A) of Section 2.20(a) and (iii) the initial Interest Period for the Term B-3 Loans shall be as set forth in Section 2 of Amendment No. 4.

(e) Section 2.03 of the Credit Agreement is hereby amended by replacing the last sentence of such Section with the following:

“Notwithstanding anything to the contrary herein, the Borrower shall submit a Borrowing Request for the Term B-3 Loans on the Amendment No. 4 Effective Date.”

(f) Section 2.08(a) of the Credit Agreement is hereby amended by deleting the “and” before clause (iii) and replacing it with a “,” and adding the following clause (iv):

“and (iv) the Term B-3 Exchange Commitments shall be automatically terminated on the Amendment No. 4 Effective Date upon the Borrowing of the Term B-3 Loans on such date.”

(g) Section 2.09(a) of the Credit Agreement is hereby amended by replacing the word “and” immediately preceding clause (v) thereof with a “,” and adding a new clause (vi) as follows:

“and (vi) to the Administrative Agent, for the account of each Lender, the then unpaid principal amount of each Term B-3 Loan of such Lender as provided in Section 2.10.”

(h) The following clauses are hereby added to the end of Section 2.10 of the Credit Agreement:

“(g) Subject to adjustment pursuant to Section 2.11(a)(ii)(F) and Section 2.11(f), the Borrower shall repay Term B-3 Loans on the last Business Day of each March, June, September and December (commencing with December 31, 2013) in the principal amount of Term B-3 Loans equal to (i) the aggregate outstanding principal amount of Term B-3 Loans immediately after closing on the Amendment No. 4 Effective Date multiplied by (ii) 0.25%.

(h) To the extent not previously paid, all Term B-3 Loans shall be due and payable on the Term B-3 Maturity Date.”

(i) Section 2.11(a)(i) of the Credit Agreement is hereby amended by replacing the first two sentences thereof with the following:

“The Borrower shall have the right at any time and from time to time to prepay any Borrowing at par in whole or in part, subject to the requirements of this Section; provided that in the event that, on or prior to June 9, 2014, the Borrower (x) makes any optional prepayment of Term B-3 Loans incurred on the Amendment No. 4 Effective Date in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term B-3 Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Term B-3 Loans outstanding immediately prior to such amendment. Each prepayment in respect of any Class of Term Loans pursuant to this Section 2.11(a)(i) shall be applied to reduce the installments of principal in such order as the Borrower may determine and may be applied to any Class of Term Loans as directed by the Borrower.”

(j) Section 2.11(b) of the Credit Agreement is hereby amended by replacing the last sentence of such Section with the following:

“For the avoidance of doubt, upon (i) application of the Term B-3 Loans proceeds to repay Term B-2 Loans of the Non-Exchanging Term Lenders, (ii) the exchange by the Cashless Option Lenders of their Term B-2 Loans for Term B-3 Loans and (iii) satisfaction or waiver of the conditions set forth in Section 4 of Amendment No. 4, the terms of this Section 2.11(b) with respect to the Debt Incurrence Prepayment Event arising from the incurrence of the Term B-3 Loans shall be deemed satisfied.”

(k) Section 2.20(a) of the Credit Agreement is hereby amended by replacing each instance of the words “Effective Date” with “Amendment No. 4 Effective Date”.

(l) Section 3.12 of the Credit Agreement is hereby amended by replacing the word “and” immediately preceding clause (d) thereof with a “,” and adding a new clause (e) as follows at the end of such section:

“and (e) the Term B-3 Loans made on the Amendment No. 4 Effective Date to repay the Term B-2 Loans as required by Section 2.11.”

(m) Section 5.01(d) of the Credit Agreement is hereby amended by replacing the word “and” immediately preceding clause (iv) thereof with a “,” and adding a new subclause (v) as follows at the end of such section:

“and (v) beginning with the Test Period ending December 31, 2013, setting forth reasonably detailed calculations setting forth the Total Leverage Ratio”

(n) Section 5.11 of the Credit Agreement is hereby amended by adding a new clause (d) as follows at the end of such section:

“Notwithstanding anything herein to the contrary, the Borrower shall not be required to deliver the promissory note evidencing the Jasper County Industrial Revenue Bonds to the Administrative Agent, provided that the Borrower shall not pledge or deliver such promissory note to any other Person and that upon written notice from the Administrative Agent, the Borrower shall promptly deliver, or cause to be delivered, such promissory note to the Administrative Agent at the Borrower’s expense.”

(o) Section 6.04 of the Credit Agreement is hereby amended by adding a “(i)” at the beginning of clause (i) thereof and adding a new clause (ii) as follows at the end of such section:

“and (ii) Investments consisting of the Jasper County Industrial Revenue Bond and any other Investment in connection with the transactions contemplated thereby.”

Section 2. Consent with Respect to the Interest Period and Notice of Borrowing. Each Term B-3 Lender hereby consents to (i) an Interest Period beginning on the Amendment No. 4 Effective Date and ending on December 31, 2013 in respect of the Eurocurrency Borrowing incurred on the Amendment No. 4 Effective Date under the Term B-3 Loans (the “Initial Term B-3 Borrowing”) and (ii) receipt of the notice of Borrowing in respect of the Initial Term B-3 Borrowing on the Amendment No. 4 Effective Date. In addition, the parties hereto agree that such Initial Term B-3 Borrowing shall have an Adjusted Eurocurrency Rate of 1.00%.

Section 3. Credit Agreement Governs. Except as set forth in this Amendment, the Term B-3 Loans shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents and, from and after the Amendment No. 4 Effective Date, each reference to a “Term Loan,” “Term Loans,” “Loan” or “Loans” in the Credit Agreement, as in effect on the Amendment No. 4 Effective Date, shall be deemed to include the Term B-3 Loans, each reference to a “Commitment” shall be deemed to include the “Term B-3 Commitment” and each reference to a “Lender” or “Lenders” in the Credit Agreement shall be deemed to include the Term B-3 Lenders, and other related terms will have correlative meanings mutatis mutandis.

Section 4. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Term B-3 Lenders to make the Term B-3 Loans shall become effective on the Amendment No. 4 Effective Date, which shall be the first Business Day on which the following conditions are satisfied or waived:

(i) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment or Consent that, when taken together, bear the signatures of (A) each Cashless Option Lender and each Post-Closing Option Lender, (B) the Administrative Agent, (C) Holdings, (D) the Borrower and (E) each Subsidiary Loan Party;

(ii) The Administrative Agent shall have received a notice of Borrowing for the Term B-3 Loans (whether in writing or by telephone) in accordance with Section 2 hereof;

(iii) the Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(A) a written opinion of Simpson Thacher & Bartlett LLP, counsel for the Loan Parties, in a form and substance reasonably satisfactory to the Administrative Agent, as to matters substantially similar to those covered in the corresponding opinion delivered on the Effective Date and the Amendment No. 1 Effective Date;

(B) the Administrative Agent shall have received a certificate of each Loan Party as of the Amendment No. 4 Effective Date, dated the Amendment No. 4 Effective Date, substantially in the form of Exhibit G to the Credit Agreement or such other form reasonably acceptable to the Administrative Agent with appropriate insertions, executed by any Responsible Officer of such Loan Party, and attaching the documents referred to in clause (C) below; and

(C) the Administrative Agent shall have received (i) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing (a) the execution, delivery and performance of the Amendment (including the reaffirmations set forth herein) (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, certified as of the Amendment No. 4 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (ii) a good standing certificate as of a recent date from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation;

(iv) the fees in the amounts previously agreed in writing by Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc. (the “Amendment No. 4 Arrangers”) to be received on the Amendment No. 4 Effective Date and all reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel to the Amendment

No. 4 Arrangers, and due diligence expenses) incurred in connection with the transactions contemplated hereby for which invoices have been presented at least one (1) Business Day prior to the Amendment No. 4 Effective Date shall, upon the Borrowing of the Term B-3 Loans, have been, or will be substantially simultaneously, paid in full;

(v) the representations and warranties of each Loan Party set forth in Section 5 of this Amendment shall be true and correct in all material respects on and as of the Amendment No. 4 Effective Date before and after giving effect to this Amendment No. 4 and the borrowing of the Term B-3 Loans and to the application of proceeds therefrom; provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such borrowing or on such earlier date, as the case may be (after giving effect to such qualification); and

(vi) no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of the Term B-3 Loans or from the application of the proceeds therefrom.

Section 5. Representations and Warranties. By its execution of this Amendment, the Borrower, Holdings and each of the Subsidiary Loan Parties hereby represents and warrants to the Administrative Agent, the Term B-3 Lenders and the Lenders that:

(i) Each of Holdings, the Borrower and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets necessary for the conduct of business, except as would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under this Amendment and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

(ii) The execution, delivery and performance by each Loan Party of this Amendment, and the Borrowings of Term B-3 Loans (a) have been duly authorized by all organizational action required to be obtained by the Loan Parties and (b) will not (i) (A) violate any provision of any Requirement of Law or violate the Organizational Documents of any Loan Party, (B) violate any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) violate, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a benefit under any indenture, certificate of designation for preferred stock, agreement or any other instrument to which any Loan Party is a party or by which any of them or their property is or may be bound, where any such conflict, violation, breach or default referred to in this clause (i) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Liens permitted under the Loan Documents.

(iii) The representations and warranties of each Loan Party set forth in Article 3 of the Credit Agreement or in any other Loan Documents are, after giving effect to this Amendment, true and correct in all material respects on and as of the Amendment No. 4 Effective Date, provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be (after giving effect to such qualification).

Section 6. Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby expressly acknowledges the terms of this Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and thereby, (ii) its guarantee of the Secured Obligations (including, without limitation, the Term B-3 Loans) under the Guarantee Agreement and the Security Documents and (iii) its grant of Liens on the Collateral to secure the Secured Obligations (including, without limitation, the Loan Document Obligations with respect to the Term B-3 Loans) pursuant to the Security Documents; provided that, on and after the effectiveness of this Amendment, each reference in the Guarantee Agreement and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Without limiting the generality of the foregoing, the Security Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Secured Obligations (in each case, as defined therein).

Section 7. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 9.02 of the Credit Agreement.

Section 8. Effectiveness of This Amendment. The provisions of this Amendment shall be subject to the satisfaction of the conditions to effectiveness set forth in Section 4 of this Amendment.

Section 9. Liens Unimpaired. After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document.

Section 10. Other.

(i) It is understood and agreed that (x) immediately following the Term Loan Repricing, the Term B-3 Lenders constitute the Required Lenders and (y) each of the insertion of the definition of “Jasper County Industrial Revenue Bond”, the amendment to clause (a) of Section 2.20, the insertion of clause (d) in Section 5.11 and the amendment of clause (i) of Section 6.04 shall become effective immediately following the Term Loan Repricing.

(ii) This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended by this Amendment and that this Amendment are each a Loan Document.

(iii) This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and other Loan Documents.

(iv) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 9.09 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

(v) Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(vi) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail (including in a “.pdf” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

BLUE PET PRODUCTS, INC., as Holdings

By:	/s/ Kurt T. Schmidt
	Name:	Kurt T. Schmidt
	Title:	CEO

BLUE BUFFALO COMPANY, LTD., as the Borrower

By:	/s/ Kurt T. Schmidt
	Name:	Kurt T. Schmidt
	Title:	CEO

GREAT PLAINS LEASING, LLC, as a Guarantor

By:	/s/ Kurt T. Schmidt
	Name:	Kurt T. Schmidt
	Title:	CEO

HEARTLAND PET FOODS MANUFACTURING, INC., as a Guarantor

By:	/s/ Kurt T. Schmidt
	Name:	Kurt T. Schmidt
	Title:	CEO

SIERRA PET PRODUCTS, LLC, as a Guarantor

By:	/s/ Kurt T. Schmidt
	Name:	Kurt T. Schmidt
	Title:	CEO

[Amendment No. 4 Signature Page]

Consented to by: CITIBANK, N.A., as Administrative Agent

By:	/s/ Michael Zicari
	Name:	Michael Zicari
	Title:	Vice President

[Amendment No. 4 Signature Page]